UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2007

ATS Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-51552	11-3747850
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

7915 Jones Branch Drive, McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 506-0088

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On August 24, 2007, ATS Corporation, a Delaware corporation (“ATS”), Potomac Management Group, Inc., a Virginia corporation (“PMG”), and the shareholders of PMG, entered into a Stock Purchase Agreement pursuant to which, among other things, ATS will acquire all of the issued and outstanding shares of capital stock of PMG for an aggregate price of approximately $16.5 million, of which $13.75 million will be paid in the form of a one-day note, $500,000 in the form of ATS common stock and promissory notes totaling $2.25 million.  ATS may also pay the PMG shareholders up to an additional $1.5 million in contingent consideration based upon achieving certain revenue targets within the first two years following the acquisition.  A copy of the press release announcing the execution of the Stock Purchase Agreement is also attached to this Current Report on Form 8-K as Exhibit 99.1.

Other than in respect of the Stock Purchase Agreement, there is no material relationship between ATS or its affiliates and PMG or its affiliates.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

99.1        Press Release dated August 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       August 27, 2007

ATS CORPORATION

By:	/s/ Edward H. Bersoff
Dr. Edward H. Bersoff
Chairman, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated August 27, 2007